Independent auditors' consent


The board of trustees and shareholders AXP Utilities Income Fund, Inc.


We consent to the use of our report included or incorporated herein by reference, and to the references to our Firm under the heading "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/KPMG LLP
-----------
   KPMG LLP
   Minneapolis, Minnesota
   August 28, 2002